UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 28, 2016

HARVARD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746
(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 28, 2016, Harvard Bioscience, Inc. (the "Company") issued a press release announcing, among other things, preliminary unaudited revenue results for the three and twelve months ended December 31, 2015.

The fourth quarter and fiscal year 2015 revenue results furnished in Exhibit 99.1 are preliminary and may change. This preliminary financial information includes calculations or figures that have been prepared internally by management and have not been reviewed or audited by the Company’s independent registered public accounting firm. There can be no assurance that the Company’s actual results for the three and twelve months ended December 31, 2015 will not differ from the preliminary financial data presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods.

The fourth quarter and fiscal year 2015 revenue results in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01. Other Events.

The Company also announced in the press release attached as Exhibit 99.1 that it will not be able to file its Annual Report on Form 10-K for its fiscal year ended December 31, 2015 within the 15-day extension period following its filing of a Notification of Late Filing on Form 12b-25 on March 14, 2016.  The continued filing delay and the aforementioned preliminary unaudited revenue results are more fully described in the copy of the press release attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Harvard Bioscience, Inc. on March 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: March 28, 2016	By:	/s/ Robert E. Gagnon
Name: Robert E. Gagnon
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Harvard Bioscience, Inc. on March 28, 2016.